EXHIBIT 99.1

Constellation Energy Partners Reaffirms Third Quarter Distribution Guidance

– Constellation Energy Partners reaffirms commitment from Constellation Energy Group to Management Services Agreement

– Reports no counterparty exposure to Lehman Brothers Holdings Inc

HOUSTON, Sept. 18 /PRNewswire-FirstCall/ — Constellation Energy Partners LLC (NYSE: CEP) today reaffirmed its intent to recommend to the Board of Managers maintaining a cash distribution of $0.5625 per outstanding common unit and Class A unit for the quarter ended September 30, 2008, or $2.25 per unit on an annualized basis.

The company reported that its sponsor, Constellation Energy Group, reaffirmed it will continue to provide services to the company as agreed to under the Management Services Agreement. All employees in the operations organization in the field offices and the Tulsa technical office are employees of Constellation Energy Partners.

This statement follows today’s news that Constellation Energy Group and MidAmerican Energy Holdings Company have announced that the companies have reached a tentative agreement in which MidAmerican will purchase all of the outstanding shares of Constellation Energy Group. The transaction is expected to close within nine months.

“We have been closely monitoring the current market environment and assessing the impact of recent events on the company,” said Stephen R. Brunner, president and chief executive officer of Constellation Energy Partners. “We continue to work closely with our Board of Managers and the management team at Constellation Energy Group to evaluate the potential impact that their current and future decisions may have on our company.”

“The commitment of support from Constellation Energy Group coupled with our employee base at CEP and the recent implementation of a long-term incentive plan focused on attracting and retaining key employees provides us confidence that our company remains well positioned to continue to execute on our 2008 strategic plan,” said Brunner. “We continue to believe the third and fourth quarters are important for the company and are pleased with the progress we have made in our drilling program this quarter. We did not experience any meaningful impact from Hurricane Ike as it moved through the Mid-Continent region. Given our performance, we are reaffirming our intent to recommend to the Board of Managers maintaining the distribution for the third quarter.”

The company also indicated today that it has no hedging or other contractual counterparty exposure to Lehman Brothers Holdings Inc., its subsidiaries or its affiliates.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Constellation Energy Partners LLC, (http://www.constellationenergypartners.com), is a limited liability company focused on the acquisition, development and exploitation of oil and natural gas properties, as well as related midstream assets.

SOURCE    Constellation Energy Partners

        -0-                                             09/18/2008

        /CONTACT:        Media,        Lawrence    McDonnell,         +1-410-470-7433;        or

Investors, Tonya

Cultice, +1-410-470-5619/

        /Company News On-Call:    http://www.prnewswire.com/comp/084087.html/

        /Web site:    http://www.constellationenergypartners.com

    http://www.constellation.com/

        (CEP)

CO:        Constellation    Energy    Partners;    MidAmerican    Energy    Holdings

Company;

        Constellation Energy Group

ST: Texas

IN: OIL

SU: ERP

JC-RF

— NETH116 —

1927 09/18/2008 16:05 EDT http://www.prnewswire.com